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                                                                   EXHIBIT 10.34

        [FORM OF LIQUIDITY EVENT OPTION UNDER 2004 STOCK INCENTIVE PLAN]

                          VANGUARD HEALTH SYSTEMS, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT
                            (LIQUIDITY EVENT OPTION)

            THIS AGREEMENT (the "Agreement"), is made effective as of the _____ day of _____, 200_, (hereinafter called the "Date of Grant"), between Vanguard Health Systems, Inc., a Delaware corporation (hereinafter called the "Company"), and _______ (hereinafter called the "Participant"):

                                R E C I T A L S:

            WHEREAS, the Company has adopted the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

            WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein (the "Option") to the Participant pursuant to the Plan and the terms set forth herein.

            NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

            1. Grant of the Option. The Company hereby grants to the Participant the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ____ Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $______ per Share (the "Option Price"). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

            2. Vesting.

            (a) Subject to the Participant's continued Employment with the Company, the Option shall vest and become exercisable with respect to one hundred percent (100%) of the Shares initially covered by the Option on the eighth anniversary of the Date of Grant.

            At any time, the portion of the Option which has become vested and exercisable as described above (or pursuant to Section 2(c) below) is hereinafter referred to as the "Vested Portion."

            (b) If the Participant's Employment with the Company is terminated for any reason, the Option shall, to the extent not then vested, be canceled by the Company without

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consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

            (c) Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Liquidity Event the Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable.

            For purposes of this Section 2(c), the following definitions shall apply:

            "Family Group" with respect to any natural person, means (i) the spouse, issue, parents, grandparents, grandchildren, aunts, uncles, nieces and nephews (in each case, whether natural or adopted) of such natural person, and
(ii) any trust established solely for the exclusive benefit of such natural person or any of the Persons referred to in the foregoing clause (i).

            "Law" means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Liquidity Event" shall mean the completion of (i) a Transfer by Blackstone of Securities to a Person other than a Permitted Transferee of Blackstone for consideration consisting of cash or Liquid Securities, (ii) a recapitalization of, or payment of a dividend or distribution by, the Holdings LLC or its Subsidiaries, (iii) a complete liquidation, dissolution or winding up of Holdings LLC and the Company, or (iv) a distribution-in-kind by Blackstone of Securities to its partners, members or shareholders in accordance with the terms of the applicable Blackstone partnership agreement or other organizational document, which, after giving effect to such transaction together with all other previously completed transactions of a type described in clause (i), (ii), (iii) or (iv), results in the receipt by Blackstone of consideration having a fair market value (measured at the time of receipt) in excess of $2,500 per Security in respect of at least 25% of the Securities held by Blackstone immediately following the Closing Date (for the avoidance of doubt, if any transaction affects more than 25% of such Securities, the consideration will be applied pro rata to all such affected Securities); provided that with respect to any distribution-in-kind under clause (iv), for purposes of this definition Blackstone shall be deemed to have received consideration with respect to such distribution-in-kind in an amount equal to the fair market value (measured as of the time of such distribution-in-kind) of the Securities so distributed.

            "Liquid Securities" means common stock of any corporation that (i) has been registered under the Securities Act of 1933, as amended (ii) is capable of being immediately sold (without the exercise of any registration rights) by the recipient thereof on a national securities exchange or quotation system in accordance with applicable Law immediately upon consummation of the transaction in which such recipient received such common stock, and (iii) represents less than 10% of the total outstanding common stock of such corporation (other than common stock held by Affiliates of such corporation).

            "Permitted Transferee" shall mean (A) any of its Affiliates, (B) if such entity is a member of Blackstone, any other member of Blackstone, (C) any general or limited partner of

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such entity or any other member of Blackstone (if any), (D) any managing director, general partner, director, limited partner, officer or employee of such entity or any other member of Blackstone (if any), or any member of a Family Group of any of the foregoing Persons described in this clause (D), or
(E) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, member or general or limited partners of which, include only such entity, Persons described in the foregoing clauses
(A), (B), (C), or (D), or member of a Family Group of such Person.

            "Transfer" shall mean, with respect to any security, directly or indirectly, to sell contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, "Transfer" shall have such correlative meaning as the context may require.

            3. Exercise of Option.

            (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

            (i) the tenth anniversary of the Date of Grant;

            (ii) one year following the date of the Participant's termination of Employment due to death or "Disability"; and

            (iii) 90 days following the date of the Participant's termination of Employment for any reason other than due to the Participant's death or Disability; provided, however, if Section 3(b)(ii) of this Agreement would otherwise preclude the exercise of the Option following the termination of Employment, the first day of the 90 day period under this Section 3(a)(iii) shall commence on the first day of the completion of any registration or qualification of the Option or Shares in accordance with
      Section 3(b)(ii) of this Agreement.

            For purposes of this Agreement:

            "Disability" shall mean "disability" as defined in any employment agreement then in effect between the Participant and the Company or if not defined therein or if there shall be no such agreement, as defined in the Company's long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Participant's becoming physically or mentally incapacitated and consequent inability for a period of six (6) months in any twelve (12) consecutive month period to perform his duties to the Company.

            (b) Method of Exercise.

            (i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such

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      notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate option price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

            (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

            (iii) Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant's name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

            (iv) In the event of the Participant's death, the Vested Portion of the Option shall remain exercisable by the Participant's executor or administrator, or the person or persons to whom the Participant's rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

            (v) As a condition to exercising the Option, the Participant shall become a party to the Stockholders Agreement.

            4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company's or its Affiliate's right to terminate the Employment of such Participant.

            5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the

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Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

            6. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant's lifetime, the Option is exercisable only by the Participant.

            7. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option or the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

            8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

            9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

            10. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

            11. Option Subject to Plan and Stockholders Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders Agreement. The Option is subject to the Plan and the Stockholders Agreement. The terms and provisions of the Plan and the Stockholders Agreement as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Stockholders Agreement, the applicable terms and provisions of the Plan or the

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Stockholders Agreement, as applicable will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.

            12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                          VANGUARD HEALTH SYSTEMS, INC.

                                          By: __________________________________

Agreed and acknowledged as

of the date first above written:

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